UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 6, 2023

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2023, the Compensation Committee (the “Committee”) of the Board of Directors of Bloomin’ Brands, Inc. (the “Company”) approved adjustments to the compensation of David J. Deno, the Company’s Chief Executive Officer, and Christopher Meyer, the Company’s Chief Financial Officer, to further align with the peer group median and the Company’s pay strategy, and to shift to using a dollar amount rather than multiple of salary for executive target equity award values.

For Mr. Deno’s equity grants for the 2023 fiscal year under the Company’s 2020 Omnibus Incentive Compensation Plan (the “Plan”), the annual target equity award value will be set at $4,900,000 rather than as a percentage of base salary (currently 4.35 times), with the form and performance criteria to be determined by the Committee.

Mr. Meyer’s compensation for the 2023 fiscal year will be increased to (a) $600,000 in base salary (a $75,000 increase), (b) an annual target cash bonus of at least 120% of base salary (a 20% increase) based on both Company and individual performance objectives, and (c) an annual target equity award under the Plan having a value of $800,000 (changed from 1.25 times base salary), with the form and performance criteria to be determined by the Committee. The increase to Mr. Meyer’s annual base salary and annual target cash bonus will be effective February 20, 2023.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	February 10, 2023	By:	/s/ Kelly Lefferts
Kelly Lefferts
Executive Vice President and Chief Legal Officer